UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

VARONIS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Broadway, 29th Floor

New York, New York 10001

(Address of Principal Executive Offices) (Zip Code)

(877) 292-8767

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRNS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2021, Varonis Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital, Inc., Jefferies LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed therein (the “Underwriters”), in connection with a public offering (the “Offering”), pursuant to which the Company agreed to issue and sell 2,307,693 shares of common stock (the “Base Shares”), par value $0.001 per share (the “Common Stock”), plus up to an additional 346,153 shares (the "Optional Shares" and, together with the Base Shares, the "Shares") pursuant to an option granted to the Underwriters, at a public offering price of $195.00 per share. On February 11, 2021, the Underwriters exercised in full their option to purchase the Optional Shares. The Offering is expected to close on February 16, 2021, subject to customary closing conditions.

The estimated net proceeds from the Offering will be approximately $500.0 million, after deducting underwriting discounts and estimated offering expenses.

The Offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-252902), which was previously filed on February 9, 2021 with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus, which were previously filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of White & Case LLP relating to the legality of the Shares is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2021, between Varonis Systems, Inc. and J.P. Morgan Securities LLC, Barclays Capital, Inc., Jefferies LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed therein.
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (included in Exhibit 5.1).
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Date: February 12, 2021	By:	/s/ Guy Melamed
		Name:	Guy Melamed
		Title:	Chief Financial Officer and Chief Operating Officer

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